UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2012

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive
Harrisburg, Pennsylvania 17102
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Following the close of trading on Tuesday, September 4, 2012, IRSA Inversiones y Representaciones Sociedad Anónima and its affiliates  (“IRSA”) sold an aggregate of 2,000,000 shares of common stock of Hersha Hospitality Trust (the “Company”) in a block trade pursuant to Rule 144 under the Securities Act of 1933, as amended. As a result of the sale, IRSA’s beneficial ownership of the Company’s common shares was reduced to approximately 8.1% of the Company’s outstanding common shares.  The Company understands that in connection with the transaction, IRSA and its affiliates have agreed not to sell or otherwise dispose of any more common shares for a 30-day period from September 4, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

	By:	/s/ Michael R. Gillespie
Name: Michael R. Gillespie
Date: September 4, 2012	Title: Chief Accounting Officer